EXHIBIT 1.2(a)

                           ACQUISITION PROMISSORY NOTE

U.S.$1,394,400                                             Sonora, California
                                                              October 1, 2000


     SIERRA DIAGNOSTICS, LLC, a California limited liability company ("Debtor"), for value received, hereby promises to pay to the order of SELECT THERAPEUTICS INC., a Delaware corporation ("Select") in lawful money of the United States at the address of Select set forth below, the Principal Amount (defined below) of this Note, together with interest on the unpaid principal at the Interest Rate (defined below).

     This Note is made and delivered pursuant to the terms of the Stock Purchase Agreement dated November 3, 2000 between Debtor and Select (the "Stock Purchase Agreement"), and is made subject to the terms of the Stock Purchase Agreement. Debtor's obligations under this Note are secured pursuant to the terms of an IP Security Agreement dated November 2, 2000 between Debtor and Select.

     1. Principal Amount. The Principal Amount of this Note shall equal the sum of the following:

          (a) U.S.$1,394,400 which represents the amount of the Select Advances (as defined in the Stock Purchase Agreement); and

          (b) All Patent Work Advances made by Select pursuant to the terms of
     Section 5.2 of the Stock Purchase Agreement.

All Patent Work Advances, and all payments by Debtor under this Note, shall be noted by Select on the attached SCHEDULE OF ADVANCES, INTEREST RATES AND PAYMENTS; provided however, that the act or failure of Select to note and initial any advance or payment shall not bar either party from claiming that such advance or payment has or has not been made. Select shall provide to Debtor a copy of the SCHEDULE OF ADVANCES, INTEREST RATES AND PAYMENTS promptly following any request therefor by Debtor.

     2. Interest Rate. The term "Interest Rate" shall have the meaning set forth in this Section 2. The initial Interest Rate for the period commencing on the date of this Note and ending on December 31, 2000 shall be nine and five-tenths percent (9.5%) per annum. From and after December 31, 2000, on the first day of each calendar quarter during the term of this Note (i.e., January 1, April 1, July 1, and October 1) (each, an "Adjustment Date" ) the Interest Rate shall be the "Prime Rate" per annum in effect on such Adjustment Date as quoted per the Wall Street Journal in its Money Rates section, which Interest Rate shall remain in effect until the next Adjustment Date. The Interest Rate applicable on each Adjustment Date shall be noted by Select on the attached SCHEDULE OF ADVANCES, INTEREST RATES AND PAYMENTS;

provided however, that the act or failure of Select to note and initial any such Interest Rate shall not bar either party from claiming that a different Interest Rate applies under the terms of this Note.

     3. Payments of Principal and Interest. Principal and interest shall be due and payable as follows:

          a. Accrued interest shall be due and payable on the first day of each calendar quarter during the term of this Note, with the first such quarterly payment due on January 1, 2001.

          b. Principal shall be paid on or before January 31 of each year, beginning on January 31, 2002, in an amount equal to twenty five percent (25%) of the amount by which SDI Net Sales (defined below) for the immediately preceding calendar year exceed U.S.$650,000; provided that in the event that in any calendar quarter beginning after December 31, 2000, SDI Net Sales exceed U.S.$167,500, then Debtor shall make a prepayment in an amount not less than fifteen percent (15%) of the amount by which SDI Net Sales during such calendar quarter exceed U.S.$167,500, and such prepayment shall be due and payable within thirty (30) days following the end of the subject calendar quarter.

          c. The entire principal balance and all accrued and unpaid interest shall be entirely due and payable upon a Change in Control (defined below).

          d. Any and all payments shall be applied first to the payment of accrued interest and then to reduce the outstanding principal balance hereunder.

          e. This Note may be prepaid, in whole or in part, at any time without premium or penalty.

     4. Default. Debtor shall be in default (a "Default Event") under this Note if (a) Debtor fails to make any payment as and when due hereunder, or (b) Debtor shall have breached the Stock Purchase Agreement, the Royalty Agreement or the IP Security Agreement, and said failure or breach (i) if it involves the payment of money to Select, is not cured within five (5) days following Select's written demand for payment or notice of breach, or (ii) if it involves obligations other than the payment of money to Select, is not cured within thirty (30) days following Select's written demand for payment or notice of breach (or, if not reasonably capable of cure within such thirty (30) day period, if cure is not commenced within such thirty (30) day period and diligently pursued to completion thereafter). Upon the occurrence of a Default Event, the principal amount of this Note then outstanding, plus all accrued interest, shall immediately become due and payable, and Select shall be entitled to exercise all remedies available under law and in equity.

     5. Attorneys' Fees. If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after a Default Event, Debtor agrees to pay, in addition to the principal and interest payable hereon, the actual attorneys' fees and costs incurred by Select. In the event of litigation arising under this Note, the prevailing party shall be entitled to its actual attorneys' fees and costs, in addition to any other relief to which it may be entitled.

     6. Usury. The Debtor and Select intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note, then it is the Debtor's and Select's express intention that the Debtor not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this paragraph shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (and if this Note has been fully paid, refunded by Select to the Debtor), and the provisions hereof shall be immediately reformed and if necessary the amounts thereafter collectible under this Note reduced, without the necessity of the execution of any further documents, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note. The term "applicable law" as used in this Note shall mean the laws of the State of New York, as such laws now exist or may be changed or amended or come into effect in the future.

     7. Notices. All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed given when delivered personally or by reputable overnight courier or mailed by registered or certified mail, return receipt requested, to the parties at the following addresses:

          (a) if to Debtor, at:

              Sierra Diagnostics, LLC
              21109 Longeway, #C
              Sonora, California 95370
              Attn: Mr. Tony K. Baker

              with a copy to:

              Jeffrey B. Detwiler, Esq.
              Dudnick Detwiler, Rivin & Stikker, LLP
              351 California Street, 15th Floor
              San Francisco, California 94104

          (b) if to Select, at:

              Select Therapeutics Inc.
              50 O'Connor Street - Suite 300
              Ottawa, Ontario KlP 6L2
              CANADA
              Attn:  Mr. Robert Bender, Chairman
              with a copy to:

              Richard G. Klein, Esq.
              Hofheimer Gartlir & Gross, LLP
              530 Fifth Avenue
              New York, New York 10036

Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressees notice in conformance with this paragraph of such new address. Any payment shall be deemed made only upon receipt by Select.

     8. Definitions. As used in this Note, the following terms shall have the meanings indicated:

          (a) "Sierra" shall mean Sierra Diagnostics, Inc., a California corporation, the entity's whose outstanding stock was acquired by Debtor pursuant to the terms of the Stock Purchase Agreement.

          (b) "Change in Control" shall mean any consolidation, merger or reorganization of Debtor or Sierra with or into any other corporation or other business entity (except of Sierra into Debtor or of Sierra into a wholly-owned subsidiary of Sierra or Debtor), or the merger of any other person or entity into Debtor or Sierra, or a sale, conveyance or disposition of all or substantially all of the assets of Debtor or Sierra, or the liquidation of Sierra other than in connection with the transfer of substantially all of its assets to Debtor, or the liquidation of Debtor, or a sale by Debtor of any of the outstanding voting stock of Sierra, or an event or series of events by which any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934
     Act) other than Tony Baker becomes the "beneficial owner" (as defined in Rule 13d-3 under such Act), directly or indirectly, of more than fifty percent (50%) of the aggregate voting power of all the capital stock of Sierra or membership interests of Debtor on a fully diluted basis, or Tony Baker ceases to be either President of Sierra or the owner, directly or indirectly, on a fully diluted basis of at least 50% of the capital stock of Sierra or the membership interests of Debtor.

          (c) "SDI Net Sales" shall mean sums actually received by Sierra after the date of this Note from sales or licensing by Sierra of Current SDI Products (as defined below), excluding trade or quantity discounts actually allowed, sales commissions actually paid or allowed, sales, use, excise or other taxes paid or accrued, transportation, packing and shipping charges actually paid by Sierra, and amounts actually repaid or credited by reason of rejections, returns, refunds or warranties; provided that SDI Net Sales shall not include licensing revenues from RNA/DNA Protect shop right licenses for which Select is entitled to receive a 50% share pursuant to
     Article 1 of that certain agreement between Select and Sierra entitled Royalty Agreement dated as of October 1, 2000.

          (d) "Current SDI Products" shall mean RNA/DNA Protect and Gonostat products manufactured pursuant to one or more of the patents listed on Schedule A to this Acquisition Promissory Note (the "Scheduled Patents"). Current SDI Products shall also mean Derivative Products of RNA/DNA Protect or Gonostat. "Derivative Products" means products which use technology or intellectual property which would infringe upon one or more of the Scheduled Patents if produced or sold by a third party. Current SDI Products shall in no event include products developed or acquired by Sierra after the date of this Note which are not Derivative Products.

     9. Miscellaneous. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Debtor for cancellation. Debtor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Select in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and wholly performed in New York. Any legal action, suit or proceeding arising out of or relating to this Note or the transactions contemplated hereby may be instituted in the federal courts of the State of New York and each party waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit or proceeding and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. If for any reason such service of process by mail is ineffective, then each party shall be deemed to have appointed its attorney designated in Section
7.4 of the Stock Purchase Agreement as such party's authorized agent to accept and acknowledge on such party's behalf service of any and all process which may be served in any such action, suit or proceeding. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York.

     IN WITNESS WHEREOF, this Note is executed and delivered as of the date first set forth above.

     DEBTOR:                                     SIERRA DIAGNOSTICS, LLC


                                                 By:
                                                     ---------------------------
                                                     Tony K. Baker, Manager

                SCHEDULE OF ADVANCES, INTEREST RATES AND PAYMENTS


----------------------------------------------------------------------------------------------------------------------
     DATE         INTEREST        PATENT           ACCRUED        PAYMENTS            OUTSTANDING            INITIALS
                    RATE           WORK           INTEREST                         PRINCIPAL BALANCE
                                  ADVANCE
----------------------------------------------------------------------------------------------------------------------
10/1/00             9.5%                                                           U.S.$1,394,400.00
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------